                            CORPORATE  500  CENTRE



                                  LEASE WITH



                         RICHARD METZLER & ASSOCIATES
                                    Tenant




                                 Rental Agent

                               MATAS CORPORATION
                              500 Lake-Cook Road
                           Deerfield, Illinois 60015

                               TABLE OF CONTENTS
                               -----------------

        SECTION                                                                PAGE
        -------                                                                ----
         1.          Lease of Premises.....................................     1
         2.          Term .................................................     1
         3.          Possession............................................     1
         4.          Rent..................................................     2
         5.          Additional Rent.......................................     3
         6.          Security Deposit......................................     7
         7.          Use ..................................................     7
         8.          Landlord's Services and Obligations...................     7
         9.          Tenant's Obligations..................................     9
        10.          Rights Reserved to Landlord ..........................    11
        11.          Telephone, Electric and Other Services................    13
        12.          Landlord's Title......................................    14
        13.          Quiet Enjoyment.......................................    14
        14.          Waiver of Certain Claims..............................    14
        15.          Condition of Premises.................................    15
        16.          Termination...........................................    15
        17.          Assignment and Subletting.............................    16
        18.          Untenantability.......................................    17
        19.          Defaults; Conditional Limitations; Remedies...........    19
        20.          Eminent Domain........................................    23
        21.          Subordination or Superiority of this Lease............    24
        22.          Sprinklers............................................    25
        23.          Notices...............................................    25
        24.          Successors and Assigns................................    26
        25.          Insurance.............................................    26
        26.          Miscellaneous.........................................    27
        27.          Estoppel Certificates.................................    29
        28.          Exculpatory Clause....................................    29
        29.          Limitation on Landlord's Liability....................    30
        30.          Right to Extend Term..................................    30
        31.          Expansion Option......................................    31
        32.          Auditorium............................................    32

        Exhibit A    (Plan of Premises) ...................................    A-1
        Exhibit A-1  (Base Rent Schedule)..................................    A-2
        Exhibit B    (Legal Description of the Real Estate)................    B-1
        Exhibit C    (Construction Rider)..................................    C-1
        Attachment A to Exhibit C..........................................    C-7
        Exhibit D    (Lease Estoppel Certificate)..........................    D-1
        Exhibit E    (Garage Rider)........................................    E-1
        Exhibit F    (Storage Rider).......................................    F-1
        Exhibit G    (Rules and Regulations)...............................    G-1
        Exhibit H    (Janitor Services)....................................    H-1

                                      II

                                    LEASE
                                     FOR
                             CORPORATE 500 CENTRE
                             --------------------

     This Lease is made as of the 29th day of October, 1991, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and Richard Metzler & Associates, Inc. (the "Tenant"), as follows:

     1. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises consisting of that certain office space shown outlined in red or by a heavy line on the plan attached hereto as Exhibit A (the "Premises") located on the fifth floor in the office building located at 520 Lake Cook Road, Deerfield, IL (the "Building") in the project commonly known as "Corporate 500 Centre Phase II", a two-building project, (the "Project"), and more particularly described on Exhibit B hereto (the "Real Estate"). The Building, the Project and the Real Estate together with the vehicular drives, the above and below ground parking facilities, and all other structures and improvements now located upon the Real Estate are hereinafter sometimes collectively called the "Property". The Premises contain 7,900 rentable square feet, subject to obtaining a certificate from the Landlord's architect.

     2. TERM. The term of the lease (the "Term") is for five (5) years commencing on the first day of February, 1992 (the "Commencement Date") and ending on the thirty first (31st) day of January, 1997 (the "Termination Date"), unless sooner terminated as hereinafter provided.

     3.  POSSESSION.

          A. In the event the Premises shall not be substantially completed, and ready for occupancy on the Commencement Date this Lease shall nevertheless continue in full force and effect, but Rent (as hereinafter defined) shall abate until the Premises are ready for occupancy or until the Landlord is able to deliver possession, as the case may be, and Landlord shall have no other liability whatsoever on account hereof; provided, however, there shall be no abatement of Rent if the Premises are not ready for occupancy because of failure to complete the installation of special equipment, fixtures or materials ordered by Tenant, or because of any delays resulting from Tenant's failure to promptly submit plans in accordance with the Construction Rider attached hereto as Exhibit C (the "Construction Rider") or resulting from changes or additions to Tenant's plans after submission thereof or from any other tenant delay described in the Construction Rider (all of the foregoing being herein called "Tenant Delays"). The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. A Certificate of Occupancy issued by the Village of Deerfield shall be final or conclusive on Tenant and Landlord as to whether the Premises are com-pleted and ready for occupancy. Notwithstanding the foregoing, in the event the Premises are not substantially completed and ready for Tenant's occupancy on or before March 1, 1992, subject to Tenant Delays, Landlord shall pay any holdover costs associated with Tenant's lease at 400 Skokie Blvd., Northbrook, IL.

          B. If Tenant shall take possession of the Premises or any part thereof, prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent), all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as if the Commencement Date had been fixed as the date when Tenant took possession of such whole or part of the Premises and Tenant shall pay Rent for the period of such occupancy prior to the Commencement Date at the rate of the annual Base Rent set forth in Paragraph 4 hereof prorated for such period of occupancy and, if less than the whole Premises are occupied, for the proportionate area of the total Premises so occupied.

          C. Under no circumstances shall the occurrence of any of the events described in this Paragraph 3 be deemed to accelerate of defer the Termination Date.

     4. RENT. Tenant shall pay to Landlord's rental agent, MATAS CORPORATION (the "Rental Agent"), at 500 Lake Cook Road, Deerfield, Illinois 60015, or to such other persons or at such other places as Landlord may direct from time to time by written notice to Tenant, by check which at the time of payment is legal tender for the payment of public and private debts in the United States of America, the aggregate of the following, all of which are hereby declared to be "Rent":

          A. Base rent (the "Base Rent") at the annual rate set forth on Exhibit A-1 attached hereto and made a part hereof, each payable in advance promptly on the first day of each and every calendar month during the Term without demand and without any set-off or deduction whatsoever, except the first month's installment of Base Rent shall be due upon Tenant's occupancy. The annual Base Rent was determined on the basis of Seventeen Dollars ($17.00) per rentable square foot in the Premises for the first twelve (12) months of the Term and increased at the rate of three percent (3%) per annum for years 2-5 of the Term, compounded annually. Notwithstanding the foregoing, the first eight (8) months of Base Rent shall be abated.

          B. The rent payable pursuant to the Garage Rider and Storage Rider, if entered into as part of this Lease;

          C. "Additional Rent" (hereinafter defined) including, without limitation, all estimated monthly installments of the Expense Adjustment Amount;

          D. All other sums payable by Tenant to Landlord pursuant to this Lease; and

          E. Interest at the "Default Rate" from the date 10 days after due date of each payment of Rent until paid. Notwithstanding the forgoing, Landlord will notify Tenant the first time in any one Lease Year that Tenant is late in the payment of Rent and Tenant shall have (5) days to pay Landlord from receipt of Landlord's notice without incurring any interest charge. "Default Rate" means the lower of: (i) the highest lawful rate, or (ii) a rate of interest equal to the sum of two percent (2%) plus the rate of interest announced from time to time by the First National Bank of Chicago ("First") as its corporate base rate or if such rate is unavailable such other similar rate or standard chosen by Landlord in the exercise of its reasonable discretion (the "Base Rate").

          Tenant recognizes that late payment of Base Rent or any other sum due hereunder will result in administrative expenses to landlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Tenant therefore agrees that when Base Rent or any other sum is due and payable from Tenant to Landlord pursuant to the terms of this Lease, and such amount remains unpaid 5 business days after such amount is due, the amount of such unpaid Base Rent or other sum shall be increased by a late charge to be paid to Landlord by Tenant equal to $100.00.

          The provisions of this Paragraph shall in no way relieve Tenant of the obligation to pay Base Rent or other payments on or before the date on which they are due, nor shall the collection by Landlord of any amount under either subparagraph hereof impair (a) the ability of Landlord to collect the amount charged under subparagraph 4.E hereof or (b) Landlord's Remedies set forth in Paragraph 23 of this Lease.

          If the Term or the obligation to pay Base Rent commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent for such month shall be prorated on a per diem basis.

     5. ADDITIONAL RENT. In addition to paying Base Rent specified in Paragraph 4 hereof, Tenant shall pay as "Additional Rent", the amounts determined pursuant to subparagraphs B and C of this Section 5. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent".

          Without limitation of the other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Additional Rent provided in this Section 5 shall survive the expiration of the Term. For any partial Lease Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent based on the number of days of the term falling within such Lease Year.

          A. Certain Definitions. For the purposes of Sections 4 and 5 of this Lease, the following terms, words or phrases shall have the meanings and definitions described in this Subsection 5.A.:

                 (i) Notwithstanding the foregoing, "Lease Year" means a calendar year. If the Term commences other than on January 1, Lease Year also means that period of time from the Commencement Date (or such earlier date as Tenant takes possession of the premises as provided in Section
3) through the next succeeding December 31. If the Term ends on a date other than December 31, then "Lease Year" also means that period ending on the date of expiration of the Term and commencing on the immediately preceding January 1.

          (ii) (a) "Operating Expenses" means Taxes (as hereinafter defined) and all costs, expenses, charges and disbursements of every kind, nature or description whatsoever (determined for the applicable calendar year on an accrual basis), paid or incurred by Landlord or its beneficiaries relating to the ownership, management, operation, maintenance, replacement, and repair of the Property and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, consistent with other first class suburban office buildings in metropolitan Chicago. Operating Expenses shall be determined in accordance with GAAP.

          (b) Operating Expenses shall not include the following: (w) costs of alterations of any premises or common areas in the Building for other tenants of the Building, including architectural, engineering and mechanical drawings along with the cost of alterations for other tenants, costs of capital improvements to the Property (except that Operating Expenses shall include (1) the cost during the Term, as reasonably amortized by Landlord with interest at the Base Rate, of any capital improvement completed after the commencement of the Term which reduces any component cost included within Operating Expenses and then only to the extent of such reduction, and (2) the cost of any capital improvements which Landlord is required to make, or which Landlord shall deem necessary, to keep the Property in compliance with all applicable governmental rules and regulations imposed after the final construction of the Building), (x) interest and principal payments on mortgages and penalties, (y) ground rental payments,
(z) leasing commissions or fees, (aa) costs reimbursed by third parties, including other tenants and proceeds of insurance, (bb) depreciation, (cc) management fees in excess of 4% or such higher percentage consistent with other first class suburban office buildings, (dd) salaries above the level of building manager, (ee) the purchase price of any art work for public areas of the Building, (ff) operating costs for the other buildings at the Property to the extent services provided by those Operating Costs do not benefit the Building, and (gg) services provided to a tenant of the Building but not to the Tenant.

          (c) If less than (95%) of the Building's rentable area is occupied during all or any portion of any Lease Year, Landlord may elect to make an appropriate adjustment of the "Operating Expenses" that are variable in nature, for such year based on generally accepted accounting principles of the amount of "Operating Expenses" that would have been paid or incurred by

Landlord had (95%) or more of the Building's rentable area been occupied throughout such Lease Year, and the amount so determined by Landlord shall be deemed to have been the amount of "Operating Expenses" for such Lease Year. If any Operating Expense, though paid in one year, relates to more than one Lease Year, such Operating Expense shall be proportionately allocated among such related Lease Years. If any Operating Expense relates to more than one Building or parcel of property on the Property, such Operating Expense shall be allocated among all such buildings or parcels or property to which it relates. If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been in-curred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

          (iii) "Taxes" means all federal, state and local governmental taxes, assessments and charges (including transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its beneficiaries shall pay or become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including without limitation, all ad valorem taxes, the Illinois Replacement Tax, and any tax measured or based upon rental or rental receipts. The amount included in Taxes for any Lease Year shall be the amount indicated by the tax bills assessed in respect of such Lease Year (e.g., the taxes includable in Taxes for any calendar year shall be the tax designated as that calendar year's taxes, regardless of whether they are paid or payable in that calendar year), except that if the tax bills for such year are not available as of the date of the statement, the amount of such taxes may be reasonably estimated by the person preparing the statement. There shall be deducted from Taxes, as determined for any year, the amount of any refund of Taxes received by Landlord during such year, but only to the extent such refund relates to Taxes for a period within the Term. If any special assessment payable in installments is levied against the Property, Taxes for any year shall include only installments of such assessments and any interest thereon payable with respect to such year (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). Taxes shall not include any federal or state franchise, capital stock, inheritance, income, or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution of any such taxes for any Taxes as hereinabove defined, such substituted taxes shall be included in Taxes. Taxes include legal fees, court costs and expenses charged or payable by or on behalf of Landlord for the contest of or protest of any Taxes to the extent they relate to Taxes designated for a Lease Year during the Term.

          (iv) "Tenant's Proportionate Share" means 4.24%, being the percentage calculated by dividing the square feet of rentable area contained in the Premises by the number of square feet (being one hundred percent (100%) of the square feet of rentable area of the Building).

     B.   Expense Adjustment.

          (i) Tenant shall pay as Additional Rent an amount (the "Expense Adjustment Amount") equal to Tenant's Share of the Operating Expenses for each Lease Year, except that Tenant shall be required to pay only a pro rata amount of the Expense Adjustment Amount for the Lease Years in which the first and last days of the Term occur prorated on a per diem basis.

          (ii) Prior to the commencement of each Lease Year, Landlord shall notify Tenant of Landlord's estimate of the Expense Adjustment Amount for such Lease Year and Tenant shall pay such amount in equal monthly installments on the first day of each calendar month during such Lease Year. Landlord may not more than twice during a Lease Year revise its estimate of the Expense Adjustment Amount for such Lease Year. Landlord may notify Tenant of such revised estimate and of the increase or decrease in such monthly payments thereafter payable during such Lease Year necessary to cause the total monthly payments during such Lease Year to equal Landlord's then current estimate of the Expense Adjustment Amount for such Lease Year, and Tenant shall thereafter pay such revised monthly payment amount on the first day of each calendar month thereafter during such Lease Year. Each such estimate provided by Landlord shall show separately the amount thereof allocable to Taxes and the amount thereof allocable to Operating Expenses other than Taxes.

          (iii) Within one hundred twenty (120) days following the close of each Lease Year, Landlord shall furnish to Tenant a statement setting forth the actual Expense Adjustment Amount, for such Lease Year (exclusive of Taxes) and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual Expense Adjustment Amount (exclusive of Taxes) for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to the Expense Adjustment Amount (exclusive of Taxes) for such Lease Year based upon Landlord's estimates.

          (iv) After Landlord received the relevant tax bills for each Lease Year, Landlord shall also furnish to Tenant a statement setting forth the actual amount of Taxes, for such Lease Year and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual amount of Taxes for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to Taxes for such Lease Year based upon Landlord's estimates.

          (v) If the total estimated monthly payments paid by Tenant for any Lease Year exceeds the actual Expense Adjustment Amount for such Lease Year, such excess shall be refunded promptly to Tenant.

          (vi) Tenant shall have the right to cause an audit to be made of, or to examine, Landlord's books and records relating to Operating Expenses for any Lease Year within 90 days after receipt of Landlord's final statements for Operating Expenses and Taxes for such year (whichever occurs later). If any such audit shows that Landlord's determination of Operating Expenses was in error, an appropriate adjustment shall be made within thirty (30) days. If the overstatement of Operating Expenses exceeds 5% of the correct amount of Operating Expenses, Landlord shall pay for the cost of such audit.

     6.   INTENTIONALLY OMITTED.

     7.   USE.  Tenant shall occupy and use the Premises for general office use.

     8. LANDLORD'S SERVICES AND OBLIGATIONS. Landlord shall furnish the following services:

          A. Heating-Air Conditioning. Landlord shall furnish heat and air conditioning to provide a temperature and humidity condition required, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m. (Saturday 8:00 a.m. to 1:00 p.m.), Sundays and holidays excepted in accordance with the following wet bulb and dry bulb specification for the Building; in Winter, the heating system shall maintain not less than 72 dry bulb when the outside temperature is -10 ; in Summer, the cooling system shall maintain the Premises to not higher than 75 dry bulb and 50% relative humidity when the outside temperature is not higher than 94 dry bulb and 78 wet bulb. Tenant will be charged for all heating and cooling requested and furnished before or after these hours at rates from time to time established by Landlord. If Tenant desires after hours HVAC, it shall notify Landlord or Rental Agent during normal business hours. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to provide and install supplementary air conditioning units in the Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant to Rental Agent as additional Rent, provided, however, no supplementary units will be necessary for Tenant's copy machines. Notwithstanding anything to the contrary in this Paragraph 8.A. or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's reasonable discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with applicable codes, rules and regulations and Tenant agrees to fully cooperate with Landlord's institution of such policies, programs and measures.

          B. Water. Landlord shall furnish cold water from regular Building outlets for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and hot water for public lavatory purposes from the regular supply of the Building. Tenant shall not waste or permit the waste of water.

          C. Window Washing. Landlord shall furnish window washing of all exterior windows, weather permitting, and interior windows at intervals to be determined by Landlord at least three times per year.

          D. Janitor Service. Landlord shall furnish daily janitor services in the Premises in accordance with Exhibit H attached hereto, Saturdays, Sundays and holidays excepted. Tenant shall not provide janitor services without the prior written consent of Landlord and then only subject to the supervision of Landlord and as Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord.

          E. Elevator Service. Landlord shall furnish passenger elevator service (which may be by automatic elevators) in common with Landlord and other tenants, daily. Daily freight elevator services (subject to scheduling and reasonable charges established by Landlord) shall be available in common with Landlord and other tenants of the Building and any use of the freight elevator service by contractors, agents or employees of Tenant shall be at Tenant's sole cost, responsibility and expense and at all times satisfactory to Landlord.

          F. Electrical Wiring Facilities. Landlord shall furnish electrical wiring facilities adequate for the Building Standard allowance for lighting fixtures provided by Landlord and for Tenant's incidental uses. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures. In respect to such incidental uses, adequate electrical wiring and facilities will be furnished in the Leased Premises by Landlord based on Tenant's uses set forth in Section 7, provided that (a) the connected electrical load of the lighting equipment does not exceed an average of six (6) watts per square foot of the Leased Premises and the connected electrical load of the incidental use equipment does not exceed an average of two (2) watt per square foot of the Leased Premises; (b) the electricity so furnished for incidental uses will be at a nominal 120 or 220 volts and no electrical circuit for the supply of such incidental use will have a circuit breaker capacity exceeding 20 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at Tenant's expenses by arrangement with Commonwealth Edison Company or another approved local utility.

          G. Interruption of Services. Landlord does not warrant that any service will be free from interruptions caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruptions or stoppage of service. Landlord agrees to use reasonable ef-forts to cause the restoration of services in the event of any failure, delay or diminution described above. Notwithstanding the foregoing, in the event such interruption continues for five (5) consecutive business days and if the failure thereof substantially interferes with Tenant's ability to conduct its business, then Rent and Additional Rent shall abate until the situation has been rectified.

          H. Billing For Electricity. Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Paragraph 8.A. hereof) directly to the utility company furnishing such service provided that Landlord can make satisfactory arrangements with the utility company supplying the electricity to the Premises for separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms.

          I. Charges for Services. Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to, hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. All charges imposed by Landlord shall be reasonable and competitive. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, pursue its remedies under Section 19 hereof.

          J. Landlord's Representation. Landlord hereby represents that it shall operate the Building as a first class suburban office building.

     9.   TENANT'S OBLIGATIONS.

          A. Repairs. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall or shall cause Landlord to as hereinafter provided, at all times during the Term hereof, at Tenant's sole cost and expense, keep the Premises in good order, repair and condition. Tenant shall promptly arrange with Landlord to have Landlord make repairs of all damage to the Premises (other than damage to movable and removable fixtures, the repair of which may be done by Tenant) and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord, and the amount paid by Landlord for such repairs and replacements shall be paid by Tenant and deemed additional Rent reserved under this Lease and shall be due and payable at the same time as the installment of Rent for which it is billed. Landlord may, upon prior notice, except in the case of emergencies, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the Building, or as Landlord may be required to do by the municipality in which the Building is located or by the order or decree of any court or by any other proper authority. The reasonable competitive cost of all repairs made by Landlord to the Property which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees or agents shall be immediately paid as additional Rent by Tenant to Landlord upon being billed for same.

          B. Removal Permit. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit or such other identification as Tenant and Landlord may agree upon, from the Rental Agent authorizing Building employees to permit such articles to be removed.

          C.  Alterations.

          (i). Tenant shall not make installations, alterations or additions in or to the Premises without securing the prior written consent of Landlord in each instance, provided Landlord's consent shall be required for alterations which do not exceed $10,000 and do not affect the mechanical and electrical systems of the Building. If Landlord consents to said installations, alterations or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all cost to be incurred in connection with such work, insurance against liabilities which may arise out of such work, approval of plans and specifications for such work by Landlord and permits necessary for such work, provided no security shall be required if the cost of the work is below $10,000.00. Such work shall be done at the sole cost and expense of Tenant by employees of or contractors employed by Landlord, or with Landlord's consent in writing given prior to letting of such contact, by contractors employed by Tenant, but in each case, only under written contract previously approved in writing by Landlord, and subject to all reasonable conditions Landlord may impose including, without limitation, conditions which will assure Landlord that all work will be performed lien free under the Mechanics Lien Act of Illinois. All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used, and shall comply with all insurance requirements, and with all ordinances and regulations of the Village of Deerfield or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord to supervise all construction operations within the Premises and shall pay to Landlord, prior to the commencement of the work, sufficient to reimburse Landlord for all overhead, general conditions, fees and other expenses arising from supervision of and involvement with the work, which fee shall not exceed 5% of the cost of such work, provided if the work is performed by Tenant, Landlord shall not receive any supervision fee. If alterations are made by Tenant's contractors, Tenant shall furnish to Landlord prior to commencement thereof, building permits and certificates of appropriate insurance and bonds, and upon completion of any installation, alteration or addition, Contractor's Affidavits and full and final Waivers of Lien for all labor and material expended and used. Tenant shall hold harmless Landlord from all claims, costs, damages, liens and expenses which may arise out of or be connected in any way with said installations, alterations or additions. Any alterations or repairs which are undertaken by Tenant shall be performed by union labor which is compatible with the union or unions representing the service employees of Landlord in the Project. All charges by Landlord for the work shall be reasonable and competitive.

          (ii). All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal by indicating so at the time Landlord approves the plans for the same (in which case Tenant shall remove the same as provided in Section 16) be relinquished to Landlord in good condition, ordinary wear excepted.

          D. Holding Over. Tenant shall pay to Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease by lapse of time or otherwise, 150% of the amount of the Rent (computed on a daily basis) then required by the terms hereof for the last monthly period prior to the date of such termination and also pay all damages (including consequential damages) sustained by Landlord by reason of such retention, provided Tenant shall be obligated to pay consequential damages only if Landlord has notified Tenant at least sixty (60) days prior to the termination of the Lease that the Premises have been relet to a successor tenant.

          E. Rules and Regulations. Tenant agrees, for itself, its employees, agents, clients, customers, invitees, visitors and guests, to observe the rules and regulations attached hereto as Exhibit H and made a part hereof. Landlord agrees to enforce the rules and regulations uniformly and in a non-discriminatory manner. Landlord shall have the right from time to time to prescribe additional rules and regulations which may be desirable in its judgment for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and all amendments thereto shall become a part of this Lease. Tenants shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege expressly granted herein to Tenant.

     10. RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), and without effecting an eviction or disturbance of Tenant's use of possession or giving rise to any claim for setoffs, or abatement of rent;

          A. To change the name or street address of the Building or Project upon one hundred eighty (180) days prior written notice to Tenant.

          B. To install and maintain signs on the exterior and interior of the Building (except within the Premises) or anywhere on the Property.

          C. To designate all sources furnishing sign painting and lettering, ice, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Premises.

          D. To have passkeys, including card keys, to the Premises and to furnish door keys for the entry door(s) in the Premises at the commencement of the Lease.

          E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy any time after Tenant abandons or vacates the Premises.

          F. To enter the Premises at reasonable hours and upon reasonable prior notice to make inspections, or to exhibit the Premises to prospective tenants, purchasers or others, or for other reasonable purposes, except that Landlord shall only show the Premises to prospective tenants for the Premises during the last twelve months of the Term.

          G. To have access to all mail chutes according to the rules of the United States Post Office.

          H. To require all persons entering or leaving the Building during such hours as Landlord from time to time reasonably may determine to identify themselves to a watchman by registration or otherwise and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Property.

          I. To approve the weight, size and location of safes, computers, and all other heavy articles in and about the Premises and the Building and to require all such items and other office furniture and equipment to be moved in and out of the Property and Premises only at such time and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility.

          J. At any time or times, to decorate at its own expense, and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Property or any part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Property all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance Tenant as is reasonably necessary in the circumstances, and shall not interfere with Tenant's use of the Premises, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

          K. To do or permit to be done any work in or about the Premises or the Property or any adjacent or nearby building, land, street or alley provided that any work that Landlord does in the Premises or the Property does not interfere with Tenant's use of the Premises.

          L. To grant to anyone the exclusive right to conduct any business or render any service on the Property or in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by
Section 7 of this Lease.

          M. To close the Building at 6:00 p.m. or at such other reasonable time as Landlord may determine, however, subject to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord.

          N. To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

          O.  INTENTIONALLY OMITTED.

          P. To designate certain parking areas in the subterranean garage in the Building and on the Real Estate or adjacent land for the exclusive use of one or more tenants of the Building or any other building now existing or hereafter constructed in the Project, and to make, prescribe and adopt rules and regulations with respect to the use of such parking areas. The Property currently contains 3.6 parking spaces per 1,000 square feet of rentable office space.

          Q. To establish controls and rules for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and the Premises.

          R. To retain all other rights reserved by Landlord pursuant to the provisions of this Lease.

     11.  TELEPHONE, ELECTRIC AND OTHER SERVICES.

          A. Tenant shall make arrangements directly with the telephone companies or multi-tenant communications services companies servicing the Building for such telephone service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters.

          B. If Tenant desires telegraphic, telephonic, burgular alarm, computer installations or signal service (which service shall be at Tenant's sole expense), upon request, Landlord shall direct where and how all connections and wiring for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or install any wires or cables in or about the Premises.

          C. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the Premises when reviewed in conjunction with electrical usage of other tenants in the building or the Premises or wiring or installation; and also that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

     12. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     13. QUIET ENJOYMENT. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term.

     14.  WAIVER OF CERTAIN CLAIMS.

          A. To the full extent now or hereafter permitted by law, Tenant waives and releases all claims against Landlord, its beneficiaries, officers, directors, shareholders, partners, agents, employees and servants, in respect of, and they shall not be liable for injury to person or damage to property sustained by Tenant or by any occupant of the Premises or the Property, or any other person, occurring in or about the Property, or the Premises resulting directly or indirectly, from any existing or future condition, defect, matter, or thing in the Premises, the Property or any part of it, or from equipment or appurtenances therein, or from accidents, or from any occurrence, act, or from neglect or omission of any tenant or occupant on the Property, or of any other person including Landlord, its beneficiaries, its officers, directors, shareholders, partners, agents, employees and servants, except if due to the negligence or willful misconduct of Landlord, its beneficiaries, its officers, directors, shareholders, partners, agents, employees and servants. This Section shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of other tenants, occupants or servants of the Property or of any other persons including Landlord, its officers, directors, agents, employees and servants, and whether such damage be caused or result from any thing or circumstance above mentioned, or any other thing or circumstance whether alike or wholly different in nature. If any such damage to the Premises or the Property or any equipment or appurtenance therein, or to tenants thereof, results from any act or omission or negligence of Tenant, its agents, employees or invitees, Landlord, at Landlord's option, may repair such damage and Tenant, upon demand by Landlord, shall reimburse Landlord forthwith for all reasonable cost of such repairs and damages both to the Property and to tenants thereof. All property on the Property or in the Premises belonging to Tenant, its agents, employees or invitees, or to any occupant of the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof, except if due to the gross negligence of Landlord, its beneficiaries, its officers, directors, shareholders, partners, agents, employees and servants. Tenant shall hold harmless Landlord and indemnify it against claims and liability for injuries to all persons and for the damage to, or the theft, misappropriation or loss of all property occurring in or about the Premises, or due to any act or omission of Tenant, its agents or employees or invitees, except if due to the gross negligence of Landlord, its beneficiaries, its officers, directors, shareholders, partners, agents, employees and servants.

     15. CONDITION OF PREMISES. Tenant's taking possession shall be conclusive evidence that the Premises were then in good order, repair and satisfactory condition, subject to the completion of punch list items created by Tenant's architect and Landlord's architect. Except as may be set forth in Exhibit C hereto, no promise of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof, and no representation respecting the condition of the Premises or the Property has been made to Tenant by Landlord.

     16. TERMINATION. At the termination of this Lease, by lapse of time or otherwise:

          A. Surrender of Keys. Tenant shall surrender all keys, including card keys, of the Premises and Property to Landlord and make known to Landlord the explanation of all combination locks remaining on the Premises.

          B. Surrender of Premises. Tenant shall surrender to Landlord the Premises and all equipment and fixtures of Landlord in as good a condition and state of repair as when Tenant originally took possession thereof, subject, however, to

               (i) the provisions of Paragraphs C and D of this Section 16; or

               (ii) ordinary wear and loss or damage by fire or other casualty described in Section 18 hereof, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state of repair and upon demand, Tenant shall pay to Landlord the reasonable cost thereof.

          C. Removal of Additions. All installations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if Landlord so directs by notice after reviewing Tenant's plans, Tenant shall promptly remove the installation, additions, hardware, non-trade fixtures and improvements, placed in or upon the Premises by Tenant and designated in the notice and restore the Premises to its original condition, failing which Landlord may remove the same and upon demand, Tenant shall pay to Landlord the cost of such removal and of any necessary restoration of the Premises. In addition, Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of property on the premises not belonging to Landlord. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal.

          D. Property Presumed Abandoned. All fixtures, installation, and personal property belonging to Tenant not removed from the Premises upon termination of this Lease and not required by Landlord to have been removed as provided in Paragraph C of this Section 16, shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a Bill of Sale.

     17.  ASSIGNMENT AND SUBLETTING.

          A. Without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed) Tenant shall not:

               (i) assign, transfer, mortgage, pledge, hypothecate or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it;

              (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law;

             (iii) sublet the Premises or any part thereof; or

              (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 7 of this Lease or by any one other than Tenant and Tenant's employees. Any such action on the part of Tenant shall be void and of no effect.

          Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent to sublet or assign the Premises to a subsidiary or other related entity ("Affiliate"), provided there is no material and adverse change in the financial condition of the Affiliate. In the event of any assignment or sublet to an Affiliate, Landlord shall not have the right to recapture the Premises or be entitled to any of the profits from such assignment or sublet.

          B. By notice in writing, Tenant shall advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty
(30) days after date of Tenant's notice) to assign or transfer its interest as Tenant in this Lease, or sublet any part or all of the Premises for the balance or any part of the Term. Tenant shall furnish to Landlord, simultaneously with Tenant's request for consent to assign or sublet, the following: (1) a true and correct copy of the proposed sublease or assignment, approved by the assignee, sublessee or transferee, (2) description of the portion of the Leased Premises to be occupied, (3) nature of the proposed assignee, sublessee or transferee's business, and (4) current credit reports and financial statements of the proposed assignee, sublessee or transferee. Landlord shall have the right without limitation of its right to consent to an assignment, transfer or sublease as provided under this Section 17, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed subtenant and a true and complete copy of the proposed sublease shall be delivered to Landlord with said notice. If Tenant's notice shall apply to all of the Premises, and Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is canceled pursuant to the foregoing with respect to less than the entire Premises, the Rent herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold or delay its consent to Tenant's assignment as aforesaid or subletting the space described in this notice. If this Lease is terminated in whole or in part as aforesaid, Landlord shall be free to deal directly with any such proposed assignee or sublessee without any responsibility or liability to Tenant on account thereof.

          C. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

          D. If Tenant shall assign or transfer its interest in this Lease or sublet the Premises having first obtained Landlord's consent, for a premium or at a rental in excess of the rent due and payable by Tenant under the provisions of Section 4 of this Lease, Tenant shall pay 50% of said premium or excess rent to Landlord.

          E. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this paragraph shall be of no effect and void.

     18.  UNTENANTABILITY.

          A. In the event the Building is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the same, then, in any of such events, Landlord shall have the right to terminate this Lease by notice to Tenant within one hundred twenty (120) days after the date of such fire or other casualty and the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. In the event that all or a substantial portion of the Premises are made untenantable by fire or other casualty and Landlord in its reasonable judgment estimates that the time required to rebuild and restore the same shall not exceed two hundred seventy (270) days, this Lease shall not terminate and Landlord shall repair and restore the Premises at Landlord's expense and with due diligence, however, subject to reasonable delays for insurance adjustments and delays caused by forces beyond Landlord's reasonable control, but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. In such event, the Rent due hereunder shall abate in proportion to the nonusability of the Premises during the period of reconstruction and repair. In the event Landlord estimates that it will require in excess of two hundred seventy (270) days to repair or restore the Premises, then in such event either Tenant or Landlord shall have the right to terminate this Lease upon thirty (30) days prior written notice to the other. If the Premises are made untenantable during the last two years of the Term, Landlord or Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty, in which event the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

          B. Subject to the preceding paragraph, and subject to the last sentence of this paragraph, if the Premises are damaged by fire or other casualty but such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall proceed with all due diligence to repair and restore the Premises, however, subject to

               (i) reasonable delays for insurance adjustments, and

              (ii) delays caused by forces beyond Landlord's reasonable control. In such event, the Rent shall abate in proportion to the nonusability of the Premises, from the date of such fire or other casualty, during the period while repairs are in progress unless such partial damages are due to the fault or neglect of Tenant. If the partial damage is the result of the fault or neglect of Tenant, Rent shall not abate during said period. If the Premises are made partially untenantable as aforesaid during the last two
     (2) years of the Term, Landlord or Tenant shall have the right to terminate this Lease as of the date of fire or other casualty, in which event, the Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

          C. In the event the Premises or the Building is damaged by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees and if this Lease shall not be terminated by Landlord or Tenant as the case may be as a result of such damage, Tenant shall not be released from any of its obligations hereunder, and its liability to Landlord for damages caused by such fire or other casualty and its duty to pay Rent, which Rent shall not be abated. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by

Landlord, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

          D. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 18 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord, at Landlord's cost, either directly or through an allowance to Tenant, at the beginning of the Term. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Section 9.D. hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

     19.  DEFAULTS; CONDITIONAL LIMITATIONS; REMEDIES.

          A. Each of the following events shall be an "Event of Default" hereunder:

               (i) Failure of Tenant to pay any installment of Rent or any part thereof or any other payments of money, costs, or expenses herein agreed to be paid by Tenant, after ten (10) days written notice from Landlord of the same being due;

              (ii) Failure of Tenant to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of 30 days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such 30 day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion);

             (iii) Any hazardous condition which is not cured by Tenant immediately upon written notice by Landlord specifying such hazardous condition;

              (iv) (a) The filing of an application by Tenant for a consent to the appointment of a receiver, trustee or liquidator of itself or of all of its assets; or

                   (b) The filing by Tenant of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due; or

                   (c) The making by Tenant of a general assignment for the benefit of creditors; or

                   (d) The filing by Tenant of an answer admitting the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding;

               (v) The entry of an order, judgment or decree by any court of competent jurisdiction adjudging Tenant bankrupt or appointing a receiver, trustee or liquidator for Tenant, or all of its assets, and such order, judgment or decree continuing unstayed and in effect for any period of sixty (60) consecutive days;

              (vi) If Tenant shall abandon or vacate the Premises;

             (vii) If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon, any person or party, except in a manner herein expressly permitted;

            (viii) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

          B. If an Event of Default shall occur, at any time thereafter, at its option Landlord may:

               (i) give written notice to Tenant stating that this Lease, and the Term shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease, the Term hereunder, and all rights of Tenant shall expire and terminate as if that date were the date herein definitely fixed for the termination of the Term, and Tenant shall quit and surrender the Premises but Tenant shall remain liable as hereinafter provided. After any such termination Landlord at its option may file a written declaration of termination in the official records of the county in which the Premises are located which written declaration shall be deemed a conclusive determination of the termination of this Lease.

              (ii) re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the Term. If Landlord shall so re-enter, Landlord, at its option, may repair and alter the Premises in such manner as the Landlord may deem necessary or advisable, and/or let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord's name or as agent of Tenant, and out of any rent collected or received as a result of such letting or reletting Landlord shall first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenants (including any broker's commission), and if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord agrees to use reasonable efforts to relet the Premises. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting. Should any rent so collected by Landlord after the aforementioned payments be insufficient to fully pay to Landlord a sum equal to all such Rent and other payments and charges reserved herein, the deficiency shall be paid by Tenant on the rent days herein specified.

               (iii) in any of the circumstances hereinabove mentioned in which Landlord shall have the right to hold Tenant liable as above provided, Landlord shall have the right to elect, in place and instead of holding Tenant so liable, forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due hereunder, an aggregate sum which, at the time of such termination of this Lease or of such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Rent and all other payments and charges payable by Tenant hereunder that would have accrued for the balance of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a Tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also the Taxes and other payments and charges as are required to be paid by Tenant under the terms of this Lease) for the balance of the Term. In addition, the entire Base Rent otherwise due and payable for the abatement months of the Lease Term shall become immediately due and payable, provided such amount shall be amortized over the time remaining on the Lease Term.

               (iv) Landlord, at Landlord's election from time to time may bring a suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of Rent and other charges hereunder. Nothing herein contained shall be deemed to require Landlord to await the Termination Date.

               (v) nothing in this Section 19. contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding paragraphs of this Section.

          C. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent and other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such monies collected being deemed payments on account of the use and occupation of said Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

          D. To the extent permitted by law, Landlord and Tenant hereby expressly waive the service of any notice of intention to re-enter the Premises, including any and every form of demand and notice provided for in any statute or other law, or of the institution of legal proceedings to that end, and Tenant and Landlord, for and on behalf of themselves and all persons claiming through or under Tenant or Landlord, also waive any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waives and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

          E. No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          F. If any breach or threatened breach by Landlord or Tenant of any of the covenants, agreements, terms or conditions contained in this Lease shall occur, the other shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

          G. Each right and remedy of Landlord or Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          H. Tenant or Landlord shall pay the prevailing party all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party in any action or proceeding to which Tenant or Landlord may be made a party by reason of any act or omission of the other party. The losing party shall also pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in enforcing any of the covenants and provisions of this Lease or incurred in any action brought by one party against the other party on account of the provisions hereof, and all such costs, expenses and attorneys' fees may be included in and form a part of any judgment entered in any proceeding brought by one party against the other party on or under this Lease. All of the sums paid or obligations incurred by the prevailing party as aforesaid with interest and costs shall be paid by the prevaling party to the other party five (5) days after the rendition by the prevailing party to the other party of any bill or statement therefor.

     20. EMINENT DOMAIN. If the Property, or any portion thereof which includes a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Property, or if the grade or configuration of any street, highway, alley, bridge, elevated transit or other transit structure on or adjacent to the Property is changed or constructed by any competent authority and such change of grade makes it necessary or desirable to remodel the Property to conform to the changed grade or configuration, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. Under no circumstances shall any money or other consideration be payable by Landlord to Tenant for any cancellation or termination of this Lease as a result of an eminent domain proceeding, nor shall Tenant have any right to share in any condemnation award or in any judgment for damages resulting from an eminent domain proceeding.

     21.  SUBORDINATION OR SUPERIORITY OF THIS LEASE.

          A. Landlord heretofore has and hereafter from time to time may execute and deliver a mortgage or trust deed in the nature of a mortgage senior to all other mortgages or trust deeds, both referred to herein as "First Mortgage" against the Real Estate and Building, or any interest therein, and may sell and lease back the Real Estate. In addition, Landlord hereafter from time to time may execute and deliver one or more mortgages or deeds of trust junior to the First Mortgage or may subordinate the lien of the First Mortgage to another mortgage or deed of trust, collectively referred to herein as "Second Mortgage". The First Mortgage and Second Mortgage are herein collectively called "Mortgage". If requested by the mortgagee or trustee under any Mortgage, or the lessor of any ground or underlying lease ("ground lessor"), Tenant will either

               (i) subordinate its interest in this Lease to the Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or to said ground or underlying lease or to both, provided, however that such requesting party agree not to distrub Tenant's quiet possession so long as

               (a)   Tenant is not in default hereunder and

               (b) Tenant agrees to attorn in mode and manner as set forth below, or

               (ii) make Tenant's interest in this Lease superior thereto; and Tenant promptly will execute and deliver such agreement or agreements as reasonably may be required by such mortgagee or trustee under any Mortgage. Notwithstanding the foregoing, Tenant covenants it will not subordinate this Lease to any mortgage or trust deed other than a First Mortgage (as defined in this Section 21) without the prior written consent of the holder of the First Mortgage.

          B.

               (i) If any Mortgage shall be foreclosed, or any party shall take title to the Premises by deed in lieu of foreclosure (collectively "foreclosure") or if any ground or underlying lease be terminated,

               (a) the liability of the mortgagee or trustee hereunder or purchaser or other taker of title at such foreclosure or any other subsequent owner designated as Landlord under this Lease (collectively, "subsequent owner") shall exist only so long as such trustee, mortgagee, purchaser, taker of title or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and

               (b) upon request of the subsequent owner, if the Mortgage shall be subjected to foreclosure, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated, Tenant will attorn as Tenant under this Lease to the ground lessor, and Tenant will execute such instruments as may be necessary, or appropriate to evidence such attornment provided, however, that Tenant shall not attorn to any subsequent owner other than a subsequent owner holding by reason of foreclosure of a First Mortgage without the prior written consent of the holder of the First Mortgage; and,

               (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage and of any ground lessor, except in the case of a casualty as provided in Section 18 hereof.

          C. Tenant agrees to give any holder of any Mortgage (as defined in this Section 21), by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure and correct such default), then the holder of any Mortgage shall have an additional fifteen
(15) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any Mortgage has commenced within such fifteen
(15) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the holder of any Mortgage to cure such default has expired without cure, Tenant shall have no right to, and shall not, exercise any right it may have to terminate this Lease on account of Landlord's default.

     22.  INTENTIONALLY OMITTED.

     23. NOTICES. In every instance where it shall be necessary or desirable for Tenant to serve any notice or demand upon Landlord, such notice or demand shall be sent by United States Registered or Certified Mail, postage prepaid, addressed to Landlord at the place where rental under this Lease is then being paid. Any notice or demand to be given by Landlord to Tenant shall be effective if mailed by United States Registered or Certified Mail, postage prepaid, or delivered to the Premises, or to such other address as may appear on the records of Landlord. Notice mailed as aforesaid shall be conclusively deemed to have been served at the close of the second business date following the date the notice was mailed, or upon receipt if delivered. The parties shall have the right to notify the other of a change of address.

     24. SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the prior written consent or election of Landlord, as provided in Section
17. The term "Landlord", as used in this Lease, means only the owner, or the mortgagee in possession, for the time being, of the Property, so that if any sale or sales of the Property shall occur, Landlord shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, that the purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

     25.  INSURANCE.

          A. Landlord and Tenant agree to have all property insurance policies which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this Lease but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is insured by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waiver.

          B. At all times during the Term, at its sole cost and expense Tenant shall maintain in full force and effect insurance protecting Tenant and Landlord and Landlord's beneficiaries and their respective agents and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times satisfactory to Landlord and with such increases in limits as from time to time, Landlord may request not more than once every two (2) years and then only to those limits generally in force in similar buildings. Initially, such limits shall be in the following amounts:

               (i) Comprehensive General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than Two Million Dollars
     ($2,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage.

               (ii) Insurance against "All Risks" of physical loss to movable fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises.

Prior to the commencement of the Term and prior to the expiration of any policy, Tenant shall furnish Rental Agent certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior written notice shall be provided). Such certificate shall name as additional insureds (i) Landlord and the partners in Landlord;
(ii) the beneficiary or beneficiaries of Landlord, if Landlord is a Land Trust,
(iii) Landlord's agent, and (iv) such other persons as Landlord may from time to time designate.

          C. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court, all requirements of other governmental authorities, and requirements and recommendations of insurance rating agencies with respect to the Leased Premises, and shall not, directly or indirectly, make any use of the Leased Premises which may thereby be prohibited or be dangerous to person or property, which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this subparagraph C, Landlord, in addition to any other rights or remedies available to Landlord, may require Tenant to make immediate payment of any increase in Landlord's insurance costs.

          D. Landlord shall maintain property insurance against all risks of physical loss to the Building, on a replacement cost basis with such reasonable deductibles as Landlord seems appropriate.

     26.  MISCELLANEOUS.

          A. Wherever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, strikes, governmental control, adverse weather or other factors beyond the reasonable control of Landlord or Tenant as the case may be.

          B. If any provision of this Lease or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Lease or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

          C. The headings of Sections and paragraphs are for convenience only and do not define, limit or construe the contents of such Sections or paragraphs. References made in this Lease to numbered sections and paragraphs shall refer to the numbered Sections or paragraphs of this Lease, unless otherwise indicated.

          D. Each of the parties agrees, at the written request of the other, to execute such instruments or documents as any party may reasonably request, acknowledging: the date of completion of the Premises; the date of acceptance of possession of the same; the commencement and expiration dates of this Lease; the Operating Expenses and Taxes for any Lease Year; the Estimated Rent Adjustment Payments for any Lease Year; the number of rentable square feet demised to Tenant; Annual Base Rental amount; and the compliance or noncompliance by any party with any of the terms or provisions of this Lease; and to evidence any other or further matters as may be so reasonably requested.

          E. Tenant represents that except for Royal LePage Commercial Real Estate Services acting through John P. Bruemmer (the Broker), it has not dealt with any real estate broker in connection with this Lease and, no broker other than the Broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant hereby indemnifies, defends, and holds Landlord harmless from the against any and all claims of any real estate broker for commissions in connection with this Lease other than the Broker.

          F. No waiver of default of Tenant shall be implied, and no express waiver shall affect any default other than the one default specified in such waiver and that one only for the time and to the extent therein stated.

          G. Clauses, plats and rider, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

          H. This Lease shall be governed and construed under the laws of the State of Illinois.

          I. Anywhere in the Lease that requires either Landlord's or Tenant's consent, such consent shall not be unreasonably withheld or delayed.

          J. This Lease is to be executed in copies, each of which executed copy shall constitute an original.

          K. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          L. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant without the prior consent of Landlord, which consent shall not be unreasonably withheld.

          M. If Tenant is a corporation or partnership, each signatory of tenant personally represents and warrants that he is a duly authorized signatory for and on behalf of the Tenant, and agrees that if the representation and warranty contained in this paragraph is false, each signatory shall be personally liable under this Lease.

     27. ESTOPPEL CERTIFICATES. From time to time upon request by Landlord, Tenant will deliver to Landlord a statement in writing certifying;

               (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect);

              (ii) the dates to which Rent and other charges have been paid;

             (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, and

              (iv) such other similar matters relating to this Lease as are requested by Landlord or the holder of any mortgage or trust deed on the Premises, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Property and any mortgagees or prospective mortgagees. Without limiting the above, upon request of Landlord, Tenant shall promptly fill out, execute and deliver at the direction of Landlord a statement in the form attached hereto as Exhibit D. Tenant shall execute and deliver whatever instruments may be required for such purposes, and if Tenant fails so to do within fifteen (15) days after demand in writing, such failure shall be an Event of Default hereunder and Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates.

     28. EXCULPATORY CLAUSE. This Lease is executed by American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated July

30, 1985, and known as Trust Number 65110 at said Bank. Nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries, to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. The Trustee has no agents or employees and merely holds naked title to the property herein described and has no control over the management thereof or the income therefrom and has no knowledge respecting rentals, leases or other factual matters with respect to the Premises, except as represented to it by the beneficiary or beneficiaries of the Trust.

     29. LIMITATION ON LANDLORD'S LIABILITY. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or the partners in Landlord, and any liability of Landlord or the partners in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Land and Building (or if Landlord is the beneficiary of a land trust, Landlord's right, title and interest in such land trust), in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or the partners in Landlord or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. Tenant further expressly understands and agrees that Landlord's Agent executes this Lease, not in its own right but solely as Landlord's Agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord's agent, its shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor.

     30. RIGHT TO EXTEND TERM. So long as a monetary Event of Default is not then existing hereunder and subject to the prior expansion options of New York Life Insurance Company and Philip Crosby Associates in the Building, Tenant shall have the option to extend this Lease for one (1) term of five (5) years from the first (1st) day of the sixth year from the Commencement Date, to the last day of the tenth year from the Commencement Date ("Extended Term"). If New York Life Insurance Company and Philip Crosby Associates do not exercise the rights granted to them as set forth in their respective leases as of the date hereof, then Landlord shall notify Tenant prior to January

31, 1996 that Tenant's option to extend is absolute, and Tenant shall have the right to exercise said option provided, however, that said option shall be null and void if not exercised in writing, certified mail, return receipt required, on or before six (6)months from the receipt of Landlord's notice. Such extended term shall be upon the same terms and conditions as herein contained, except for the Base Rent. The annual Base Rent for the Premises for the first year of the Extended Term shall be $19.71 per rentable square foot, increasing at three percent (3%) per annum thereafter.

     31. EXPANSION OPTION. Subject to the prior expansion rights of Philip Crosby Associates to lease the Additional Space by February 28, 1992, Tenant shall have a continuing right of refusal ("Refusal Option") to lease approximately 2,000 square feet of contiguous space, outlined in Exhibit A (the "Additional Space"), if it is being offered by Landlord to another party, on the following terms and conditions:

          (i) Landlord shall notify Tenant after it has offered the Additional Space to a third party, which notice shall include the rental terms and construction allowance being offered to such tenant. If Tenant desires to exercise the Refusal Option for all of the Additional Space, it shall give Landlord written notice thereof within five (5) business days of the Landlord's written notice to Tenant that it is offering the Additional Space to another tenant, provided, however, that said option shall be null and void if not exercised in writing within said five (5) business day period.

          (ii) Without limitation of the other terms and provisions hereof, the Additional Space shall be offered to Tenant at the same rental rate and construction allowance as offered to the third party, and the Additional Space will be subject to all of the other terms and conditions of the Lease.

          (iii) If Tenant exercises the Refusal Option any time prior to the time the applicable space is delivered to Tenant an uncured Event of Default beyond the applicable grace period is then existing, Landlord shall have the right to cancel such exercise. In such event, the Additional Space shall not be added to the Premises.

          (iv) At such time as the right to possession of the Additional Space is delivered to Tenant, it shall become part of the Premises hereunder, the aggregate Base Rent shall be appropriately increased with payment of the additional Base Rent to commence on the date such occupancy is delivered to Tenant, which shall in no event exceed three (3) months after possession is delivered to Tenant. Tenant's Proportionate Share shall be appropriately adjusted effective as of the date the right to possession of the applicable space is delivered to Tenant and a Certificate and Amendment hereto confirming such amounts shall be executed by Landlord and Tenant. Rent payments with respect to the Additional Space shall commence on the date the right to occupancy of said space is delivered to Tenant hereunder, which shall in no event exceed three (3) months after possession is delivered to Tenant. If the date on which the Base Rent payments for the Additional Space is to commence is other than on the first (1st) day of a calendar month, such Base Rent shall be appropriately adjusted and if the date on which Tenant's Proportionate Share is to change is other than the first day of a calendar year, Tenant's Proportionate Share shall be increased only for that portion of the Calendar Year commencing with the date of delivery of the Additional Space to Tenant.

     32. AUDITORIUM. Tenant shall have the right to use the auditorium adjoining the Building one day each year and on December 31, 1991 free of charge.

     IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date first above written.

LANDLORD                               TENANT

AMERICAN NATIONAL BANK AND             RICHARD METZLER & ASSOCIATES, INC.
TRUST COMPANY OF CHICAGO,
not individually, but solely
and only as Trustee aforesaid.

BY: /s/ ???                            BY: /s/ Richard A. Metzler
    ----------------------------           -----------------------------
    Its: Second Vice President             Its: President
         -----------------------                ------------------------

ATTEST: /s/ ???                        ATTEST: /s/ Diann M. Brown
        ------------------------               -------------------------
        Its: Assistant Secretary               Its:
             -------------------                    --------------------

                           FIRST AMENDMENT TO LEASE

                                     WITH

                         RICHARD METZLER & ASSOCIATES
                                    Tenant



                                 RENTAL AGENT

                               MATAS CORPORATION
                              500 LAKE COOK ROAD
                           DEERFIELD, ILLINOIS 60015

                           FIRST AMENDMENT TO LEASE

                                      FOR

                             CORPORATE 500 CENTRE

     This First Amendment to Lease is made and entered into as of the 28th day of February, 1992, between American National Bank and Trust Company of Chicago, not individually, but solely, as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and Richard Metzler & Associates (the "Tenant"). This agreement amends that certain Lease dated the 29th day of October, 1991 between Landlord and Tenant (the "Lease"). Landlord and Tenant are desirous of amending the Lease for and in consideration of the premises and the agreements hereinafter set forth. Capitalized terms used herein shall have the same meaning as those ascribed to them in the Lease unless otherwise defined herein.

     1. LEASE OF PREMISES. The definition of Premises in Paragraph 1 of the Lease is hereby amended to include an additional 2,087 rentable square feet (the "Additional Space"), to the existing 7,900 rentable square feet in the Premises as shown on Exhibit A attached hereto and made a part hereof. The total amount of the Premises shall be 9,987 rentable square feet, which number shall be substituted for 7,900 rentable square feet in Paragraph 1.

     2. TERM. The Term on the Additional Space shall commence July 1, 1992 and the Termination Date shall be January 31, 1997. In the event the Additional Space is substantially complete and ready for occupancy prior to July 1, 1992, Tenant may take possession of said Additional Space.

     3. REVISED BASE RENT. The amount of Base Rent shown on Exhibit A-I attached to the Lease is amended and replaced with a new Exhibit A-I attached hereto and made a part of the Lease.

     4. TENANTS PROPORTIONATE SHARE. Paragraph 5.A. (iv) of the Lease is hereby amended by deleting "4.24%" as "Tenant's Proportionate Share" and substituting for the deleted figure "5.6%", provided, however, Tenant's Proportionate Share from the Commencement Date, until the earlier of Tenant taking possession of the Additional Space or July 1, 1992, shall be 4.424%.

     5. CONSTRUCTION. (a) Landlord shall provide Tenant with a Construction Allowance for the Additional Space equal to $25.00 per rentable square foot for the Additional Space. In the event the cost of the construction is less than the Construction Allowance, the excess shall be applied to additional rent abatement and Landlord and Tenant agree to execute a new Rent Exhibit to reflect the additional rent abatement. In the event the cost of the construction is more than the Construction Allowance, the excess construction cost shall be applied against Base Rent abatement and Landlord and Tenant agree to execute a new Base Rent Exhibit to reflect the reduced rent abatement.

     (b) Tenant and Landlord agree to apply the excess construction costs for the initial Premises as shown on Exhibit B attached hereto in the amount of $61,993 against the Base Rent abatement for such space, and Exhibit A-I attached hereto has been amended to reflect such reduced Base Rent abatement in the amount of $61,913. Any construction costs not included in Exhibit B shall be paid by Tenant directly to Landlord.

     6. EXCULPATORY CLAUSE. This Amendment To Lease is executed by American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated July 30, 1985, and known as Trust Number 65110 at said Bank. Nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries, to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. The Trustee has no agents or employees and merely holds naked title to the property herein described and has no knowledge respecting rentals, leases or other factual matters with respect to the Premises, except as represented to it by the beneficiary or beneficiaries of the Trust.

     7. Except as modified by the terms of this Amendment, all of the terms and provisions of the said Lease shall be and remain in full force and effect.

LANDLORD                               TENANT

AMERICAN NATIONAL BANK                  RICHARD METZLER & ASSOCIATES
AND TRUST COMPANY OF CHICAGO,
not individually, but solely
and only as Trustee aforesaid.

BY:  /s/ Gregory S. Kasprzyk           BY:  /s/ Richard J. Maher
    ---------------------------            ------------------------
   ITS:                                    ITS: President
       ------------------------                --------------------

                           SECOND AMENDMENT TO LEASE

                                     WITH

                             METZLER & ASSOCIATES
                                    Tenant




                                 RENTAL AGENT

                               MATAS CORPORATION
                              500 LAKE COOK ROAD
                           DEERFIELD, ILLINOIS 60015

                           SECOND AMEMDMENT TO LEASE

                                      FOR

                             CORPORATE 500 CENTRE

     This Second Amendment to Lease is made and entered into as of the 17th day of April, 1996, between American National Bank and Trust Company of Chicago, not individually, but solely, as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and Richard Metzler & Associates (the "Tenant"). This agreement amends that certain Lease dated the 29th day of October, 1991 and amended February 28, 1992 between Landlord and Tenant (the "Lease"). Landlord and Tenant are desirous of amending the Lease for and in consideration of the premises and the agreements hereinafter set forth. Capitalized terms used herein shall have the same meaning as those ascribed to them in the Lease unless otherwise defined herein.

     1. LEASE OF PREMISES. The definition of Premises in Paragraph 1 of the Lease is hereby amended to delete 2,087 rentable square feet (the "Removed Space"), from the existing 9,987 rentable square feet in the Premises as shown on Exhibit A attached hereto and made a part hereof. The total amount of the Premises shall be 7,900 rentable square feet, which number shall be substituted for 9,987 rentable square feet in Paragraph 1.

     2. TERM. The Term on the Reduced Space shall commence April 17, 1996 and the Termination Date shall be January 31, 2002. In the event the Reduced Space is substantially complete and ready for occupancy prior to April 17, 1996, Tenant may take possession of said Reduced Space.

     3. REVISED BASE RENT. The amount of Base Rent shown on Exhibit A-I attached to the Lease is amended and replaced with a new Exhibit A-I attached hereto and made a part of the Lease.

     4. TENANTS PROPORTIONATE SHARE. Paragraph 5.A (iv) of the Lease is hereby amended by deleting "5.6%" as "Tenant's Proportionate Share" and substituting for the deleted figure "4.24%", provided, however, Tenant's Proportionate Share from the Commencement Date, until the earlier of Tenant taking possession of the Reduced Space or April 17, 1996, shall be 5.6%.

     5. CONSTRUCTION. If Tenant so desires, Landlord shall pay all reasonable costs associated with the removal of an existing wall, as illustrated on Exhibit B attached hereto, and refinishing the resulting expanded office as follows: (1) Remove one door and door frame and replace with wall. (2) Remove 28 square feet of carpeting from underneath desk area for use in patching uncarpeted area where wall was removed. (3) Cover area where carpeting was removed with one foot by one foot wood tiles.

(4) Repaint the office. If Tenant desires to have the above work performed, Tenant will allow Landlord to begin work not later than April 1, 1999.

     6. EXCULPATORY CLAUSE. This Amendment to Lease is executed by American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated July 30, 1985, and known as Trust Number 65110 at said Bank. Nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries, to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. The Trustee has no agents or employees and merely holds naked title to the property herein described and has no knowledge respecting rentals, leases or other factual matters with respect to the Premises, except as represented to it by the beneficiary or beneficiaries of the Trust.

     7. RIGHT OF REFUSAL. Tenant shall have a one-time right of refusal ("Refusal Option") from the commencement date of this amendment to lease the Removed Space if such space is offered by landlord to another party, on the following terms and conditions.

          (i) Landlord shall notify Tenant in writing that the Removed Space has been offered to another tenant. If Tenant desires to exercise the Refusal Option for all of the Removed Space it shall give Landlord written notice thereof within three (3) business days of the Landlord's written notice. The Refusal Option shall become null and void if not exercised in writing within the three business day period.

          (ii) The Removed Space shall be offered to Tenant on the same terms and conditions as the Premises. Rent for the Removed Space shall be equal to the cost per square foot then paid for the Premises pursuant to Exhibit A-1.

          (iii) Should an uncured Event of Default (which continues beyond the applicable grace period) occur at any time between Tenant's exercise of the Refusal Option and Tenant's taking possession of the Removed space, Landlord has the right to cancel Tenant's exercise of the Refusal Option and may offer the Removed Space to a third party.

          (iv) At such time as the right to possession of the Removed Space is delivered to Tenant, it shall become part of the Premises hereunder and the aggregate Base Rent shall be appropriately increased. Rent payments with respect to the Removed Space shall commence on the date Tenant takes occupancy of the Removed Space, which date shall in no event exceed one month after the Landlord grants Tenant the right to possession. The right to possession shall mean that the Removed Space shall be delivered boom clean and free of all tenancies. Tenant's Proportionate Share shall be appropriately adjusted effective as of the date the right of possession of the applicable space is delivered to Tenant. Landlord and Tenant shall execute an amendment to this Lease confirming the new Base Rent and Tenant's Proportionate Share.

     7. Except as modified by the terms of this Amendment, all of the terms and provisions of said Lease shall be and remain in full force and effect.

LANDLORD                               TENANT

AMERICAN NATIONAL BANK AND              RICHARD METZLER & ASSOCIATES
TRUST COMPANY OF CHICAGO,
not individually, but solely
and only as Trustee aforesaid.

BY:  /s/ ??                            BY:  /s/ Robert P. Maher
   ---------------------------            --------------------------
   Its:  Asst. V.P.                       Its: President/CEO
       -----------------------                ----------------------

                           THIRD AMENDMENT TO LEASE

                                     WITH

                             METZLER & ASSOCIATES
                                    Tenant





                                 RENTAL AGENT

                               MATAS CORPORATION
                              500 LAKE COOK ROAD
                           DEERFIELD, ILLINOIS 60015

                           THIRD AMENDMENT TO LEASE

                                      FOR

                             CORPORATE 500 CENTRE

     This Third Amendment to Lease is made and entered into as of the ___ day of May, 1996, between American National Bank and Trust Company of Chicago, not individually, but solely, as Trustee under a certain Trust Agreement dated the 30th day of July, 1985, and known as Trust Number 65110 (the "Landlord"), and Metzler & Associates (the "Tenant"). This agreement amends that certain Lease dated the 29th day of October, 1991 and amended April 17, 1996 between Landlord and Tenant (the "Lease"). Landlord and Tenant are desirous of amending the Lease for and in consideration of the premises and the agreements hereinafter set forth. Capitalized terms used herein shall have the same meaning as those ascribed to them in the Lease unless otherwise defined herein.

     1. LEASE OF PREMISES. The definition of Premises in Paragraph 1 of the Lease is hereby amended to add 2,087 rentable square feet (the "Additional Space"), to the existing 7,900 rentable square feet in the Premises as shown on Exhibit A attached hereto and made a part hereof. The total amount of the Premises shall be 9,987 rentable square feet, which number shall be substituted for 7,900 rentable square feet in Paragraph 1.

     2. TERM. The Term for the Additional Space shall commence on June 1, 1996. The Termination Date for the Premises shall be January 31, 2002.

     3. REVISED BASE RENT. The amount of Base Rent shown on Exhibit A-I attached to the Lease is amended and replaced with a new Exhibit A-I attached hereto and made a part of the Lease.

     4. TENANTS PROPORTIONATE SHARE. Paragraph 5.A (iv) of the Lease is hereby amended by deleting "4.24%" as "Tenant's Proportionate Share" and substituting for the deleted figure "5.6%".

     5. EXCULPATORY CLAUSE. This Amendment To Lease is executed by American National Bank and Trust Company of Chicago, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated July 30, 1985, and known as Trust Number 65110 at said Bank. Nothing in this Lease contained shall be construed as creating any liability whatsoever against said Trustee personally or said beneficiaries, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to perform any covenant, either express or implied, herein contained, to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee (and said beneficiaries, to the extent permitted by law), of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of said Trust Agreement for the payment thereof. The Trustee has no agents or employees and merely holds naked title to the property herein described and has no knowledge respecting rentals, leases or other factual matters with respect to the Premises, except as represented to it by the beneficiary or beneficiaries of the Trust.

     6. Except as modified by the terms of this Amendment, all of the terms and provisions of the said Lease shall be and remain in full force and effect.

LANDLORD                               TENANT

AMERICAN NATIONAL BANK AND             RICHARD METZLER & ASSOCIATES TRUST
COMPANY OF CHICAGO,
not individually, but solely
and only as Trustee aforesaid.

BY:                                BY: /s/ Robert P. Mohr
   -------------------------------    --------------------------
 Its:                               Its: President
     -------------------------          ------------------------


                                       3